UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2018

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Hurco Companies, Inc. (the “Company”) held its Annual Meeting of Shareholders on March 15, 2018. The shareholders:

•	elected all eight of the Company’s nominees for director to serve until the next Annual Meeting of Shareholders;
•	approved, on an advisory basis, the compensation for the Company’s named executive officers as disclosed in the proxy statement for the 2018 Annual Meeting; and
•	ratified the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2018.

Shares were voted on these proposals as follows:

	Number of Votes FOR	Number of Votes WITHHELD	Broker Non- Votes	Abstentions
Election of Directors:
Thomas A. Aaro	5,290,477	26,606	769,402	--
Robert W. Cruickshank	5,262,967	54,116	769,402	--
Michael Doar	4,735,983	581,100	769,402	--
Timothy J. Gardner	5,290,488	26,595	769,402	--
Jay C. Longbottom	5,291,149	25,934	769,402	--
Andrew Niner	5,289,344	27,739	769,402	--
Richard Porter	5,289,551	27,532	769,402	--
Janaki Sivanesan	5,290,786	26,297	769,402	--

	For	Against	Broker Non- Votes	Abstentions
Advisory vote to approve executive compensation:	5,157,537	73,267	769,402	86,279

	For	Against	Broker Non- Votes	Abstentions
Ratification of appointment of public accounting firm:	6,044,848	38,085	--	3,552

Item 7.01	Regulation FD Disclosure.

The Company’s press release issued on March 16, 2018 announced the payment of a cash dividend of $0.11 per share of common stock. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Index

99.1	Press release of Hurco Companies, Inc. dated March 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2018

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Sonja K. McClelland,
Executive Vice President, Secretary, Treasurer and Chief Financial Officer